Exhibit 10.9

SECOND AMENDED AND RESTATED SOFTWARE LICENSE AGREEMENT

This Second Amended and Restated Software License Agreement (this “Agreement”) is made and entered into as of ________, 2007 (“Effective Date”) by and among American Multi-Cinema, Inc., a Missouri corporation (“AMC”), Regal CineMedia Corporation, a Virginia corporation (“Regal”), Cinemark USA, Inc., a Texas corporation (“Cinemark”), and National CineMedia, LLC (the “Company”), and amends and restates in its entirety the Amended and Restated Software License Agreement by and among AMC, Regal, Cinemark, and the Company dated as of July 15, 2005 (the “First Amended and Restated Agreement”), which in turn amended and restated in its entirety the Software License Agreement by and among AMC, Regal, and the Company dated as of March 29, 2005 (the “Original Agreement”). AMC, Regal and Cinemark are at times collectively referred to herein as the “Exhibitors,” and together with the Company, are at times together referred to herein as the “Parties,” or individually (and without distinction) as a “Party.”

RECITALS

WHEREAS, Regal and National Cinema Network, Inc. (“NCN”), an Affiliate of AMC, entered into that certain Contribution and Unit Holders Agreement dated as of March 29, 2005 (the “Contribution and Unit Holders Agreement”), pursuant to which they or their Affiliates formed the Company and contributed to the Company certain assets;

WHEREAS, in connection with the contribution of such assets to the Company, and pursuant to the Original Agreement and the First Amended and Restated Agreement, Regal and AMC licensed to the Company certain computer software and related rights ancillary to the use of such computer software;

WHEREAS, Cinemark Media, Inc., a Delaware corporation (“Cinemark Media”), and the Company have entered into that certain Contribution Agreement, dated July 15, 2005 (the “Contribution Agreement”), pursuant to which Cinemark Media has agreed to contribute cash to the Company and the Company has agreed to issue certain Units to Cinemark Media; and

WHEREAS, Regal, NCN and the Company desire to amend the First Amended and Restated Agreement to accommodate and address certain amendments made to the Operating Agreement and Exhibitor Services Agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein will have the meaning given those terms in the Contribution and Unit Holders Agreement. In addition, the following terms, as used in this Agreement, will have the following meanings:

1.1 “AMC Original Technology” means the AMC original technology identified in Exhibit 1.1 hereto, including all Object Code thereto and, with the exception of the DTDS Software, all Source Code thereto, and further including all patent rights, copyrights and trade secrets of AMC or any AMC Affiliate applicable to the foregoing.

1.2 “Company Technology” means all Original Technology and Developments licensed to the Company by the Exhibitors pursuant to the terms hereof and any Developments of the Company.

1.3 “Developments” means any derivative works, improvements and other modifications to the Original Technology, including all Object Code thereto and, with the exception of the DTDS Software, all Source Code thereto, and further including all patent rights, copyrights and trade secrets applicable to the foregoing. The term “Developments” shall also include derivative works, improvements and other modifications to Developments to the Original Technology.

1.4 “DTDS Software” means the AMC Digital Theatre Distribution System software for in-theatre content management.

1.5 “Exhibitor Services Agreement” means, with respect to any Exhibitor, that certain Exhibitor Services Agreement between the Company and such Exhibitor or such Exhibitor’s Affiliate pursuant to which the Company provides services (including without limitation the Advertising Services and the Event Services, each as defined therein).

1.6 “In-Theatre DCS Software” means the in-theatre portion of the Regal proprietary Digital Content Software (DCS).

1.7 “Object Code” means computer programs in machine readable, object code format.

1.8 “Operating Agreement” means that certain Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC of even date herewith.

1.9 “Original Technology” shall mean the AMC Original Technology and the Regal Original Technology.

1.10 “Regal Original Technology” means the Regal original technology identified in Exhibit 1.6 hereto, including all Object Code and all Source Code thereto, and further including all patent rights, copyrights and trade secrets of Regal or any Regal Affiliate applicable to the foregoing.

1.11 “Source Code” shall mean the representation of software in a form amenable to human understanding in a higher level computer programming language, together with all developer comments and other programmer documentation.

1.12 “Technology” means copyrights, patents, patent applications and trade secrets.

1.13 “Territory” means the 50 states of the United States of America and the District of Columbia, and such other geographical areas as may be approved from time to time by the Board of Directors of the Company pursuant to Section 4.3 of the Operating Agreement.

2. License.

2.1 Original Technology. Except for the Source Code to the Original Technology, which is covered in Section 2.2 herein, Regal and AMC each hereby grants to the Company a perpetual, royalty free license to use, make, have made, copy, perform, display, and create derivative works of such Exhibitor’s Original Technology, but only in the Territory and only in connection with providing the services included within the Service, as that term is defined in the Exhibitor Services Agreement (the “Field of Use”). Except as may be provided in Section 2.4, below, the license shall be exclusive, even as to the Exhibitors, in the Field of Use. Regal and AMC each remains free to fully exploit its Original Technology and Developments outside of the Field of Use. The Object Code of the Original Technology may be sublicensed by the Company in the Territory solely as required to permit receipt by the Exhibitors or other movie exhibitors and their affiliates, as applicable, of services included within the Service, as defined. The Parties agree that ownership of the Original Technology, and, subject to Section 9, Regal and AMC’s Developments thereto, is retained by Regal and AMC, respectively.

2.2 Source Code to Original Technology and Developments. Regal and AMC each hereby grants to the Company a perpetual, royalty free license in the Territory and solely in the Field of Use to use, make, have made, copy and create derivative works of the Source Code to its Original Technology and Developments that are licensed hereby, provided, however, that except as provided in Section 8, below, the Source Code of each of Regal’s and AMC’s Original Technology and its Developments thereto will be treated as Confidential Information and will not be disclosed to the other Exhibitors or to any third party. Except as provided in Sections 2.4 and 9, below, this license shall be exclusive, even as to Regal and AMC, in the Field of Use. Regal and AMC each remains free to fully exploit the Source Code to its Original Technology and Developments outside of the Field of Use. If appropriate, Source Code can be put into escrow for the benefit of an Exhibitor or other authorized licensee or sublicensee of the Company subject to the approval of the escrow agreement by the Party which owns the Source Code in question.

2.3 Patents. Patents and patent applications of Regal and AMC which are covered by the definition of Original Technology will be treated for purposes of this Agreement like the rest of the Original Technology.

2.4 Company Technology. Each Exhibitor has the right to use the Company Technology only within the Field of Use solely as provided by Section 7.01 of the respective Exhibitor’s Exhibitor Services Agreement. Each Exhibitor agrees that in connection with its use of the Company Technology as permitted under its Exhibitor Services Agreement, it will not, nor will it permit, cause, or authorize any other person or entity to re-engineer, reverse engineer, decompile, or disassemble the Original Technology or Developments to the in-theatre portion of the software of any other Exhibitor or create or recreate the Source Code for the in-theatre portion of any other Exhibitor’s Original Software or Developments.

3. Developments. Notwithstanding any provision in this Agreement to the contrary, the Company shall also be free to develop, modify and make improvements to the Company Technology for any purpose, including the delivery of digital cinema, provided that following the effective date of any future agreement signed between the parties covering digital cinema (a “Digital Cinema Agreement”), such rights will be subject the terms of that Digital Cinema Agreement. The ownership of all such developments modifications and improvements, and any other Developments under this Agreement, will be as set forth in Section 9 hereof.

3.1 License by the Company. While the Exhibitors have not granted the Company any right to create derivative works of the Original Technology outside the Field of Use, the Company will reasonably promptly notify the Exhibitors in writing of any Company Development existing as of the Effective Date if the Company in good faith believes the Development may have application outside the Field of Use. The Company hereby grants to each Exhibitor a perpetual worldwide, royalty free license to use, make, have made, copy, perform, and create derivative works of any such Developments of the Company only outside of the Field of Use for the Exhibitor’s purposes. Notwithstanding the preceding sentence, (i) the Company has no obligation to provide AMC or Cinemark, and the license set forth in the preceding sentence expressly excludes, any Developments consisting of Source Code for improvements to the In-Theatre DCS Software, and (ii) without expanding the license set forth in the preceding sentence, the license set forth in the preceding sentence does not include the right to, and the Exhibitors will not, use any Developments of the Company in connection with the delivery of digital cinema, except as provided in any Digital Cinema Agreement contemplated by Section 3. Any Source Code licensed by the Company pursuant to this Section 3.1 will be treated by the Exhibitor as Confidential Information and may be disclosed only to persons who first agree to treat it as Confidential Information.

3.2 License by the Exhibitors. While each Exhibitor has granted Company the exclusive right to create derivative works of the Original Technology within the Field of Use (except as may be provided in Sections 2.4 and 9), each Exhibitor will reasonably promptly notify the Company in writing of any Exhibitor Development existing as of the Effective Date if the Exhibitor in good faith believes the Development may have application in the Field of Use. Except for Source Code, which is covered in Section 2.2 herein, each Exhibitor hereby grants to the Company a perpetual, royalty free license to use, make, have made, copy, perform, display, create derivative works of and sub-license any such Developments of such Exhibitor, but only in the Field of Use. Except as may be provided in Section 2.4, the license shall be exclusive, even as to the Exhibitors, in the Field of Use. AMC has no obligation to provide the Company with Developments consisting of Source Code for improvements to its DTDS Software.

4. License Fee. In addition to the mutual grants of rights exchanged under this Agreement, no additional consideration is due under this Agreement. The Parties agree that no sales or use taxes will be due in connection with this Agreement; provided, however, in the event such taxes are due, the Company will be responsible for paying them.

5. Representations And Warranties; Disclaimer. Each Party represents and warrants to the other that: (a) it has full power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights and licenses granted under this Agreement; and (b) its compliance with the terms and conditions of this Agreement will not violate laws or regulations applicable to such Party or any third party agreements to which it is a party. EXCEPT FOR THE WARRANTIES EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, EACH PARTY HEREBY DISCLAIMS UNDER THIS AGREEMENT ALL IMPLIED WARRANTIES, INCLUDING THE WARRANTIES OF TITLE, MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

6. Indemnity.

6.1 Assumption of Risk by Company. The Company hereby assumes all risk of any and all losses, obligations, risks, costs, liabilities, settlements, damages, judgments, awards, fines, penalties, and expenses of any nature (including, without limitation, reasonable attorneys’ fees) suffered or incurred by the Company in connection with or as a result of any and all third party claims, suits, actions, or proceedings asserting that the Original Technology or Developments licensed by the Exhibitors to the Company hereunder infringe the patent, copyright, trade secret or other intellectual property rights of such third party. except to the extent caused by the gross negligence or willful misconduct of any Exhibitor or any indemnitee under Section 6.1.

6.2 Indemnification by Company. The Company shall indemnify and hold harmless the Exhibitors and their Subsidiaries, Affiliates, officers, directors, trustees, members, partners, employees, agents, and any of their heirs, executors, successors and assigns from and against any and all losses, obligations, risks, costs, liabilities, settlements, damages, judgments, awards, fines, penalties, and expenses of any nature (including, without limitation, reasonable attorneys’ fees) suffered or incurred in connection with or as a result of any and all third party claims, suits, actions, or proceedings asserting that Developments of the Company infringe the patent, copyright, trade secret or other intellectual property rights of such third party, except to the extent the infringement is caused by or results from the Original Technology or Developments licensed by an Exhibitor to the Company hereunder.

6.3 Conditions on Indemnification. The Company shall have the right to control the defense and settlement of any and all claims, suits, proceedings, and actions for which the Company is obligated to indemnify and hold harmless hereunder, but the indemnitee shall have the right to participate in such claims, suits, proceedings, and actions at its own cost and expense. The Company shall have no liability under this Article unless the indemnitee gives notice of such claim to the Company promptly after the indemnitee learns of such claim so as to not prejudice the Company. Under no circumstance shall any Party hereto settle or compromise or consent to the entry of any judgment with respect to any claim, suit, proceeding, or action that is the subject of indemnification hereunder without the prior written consent of any other affected Party, which consent shall not be withheld or delayed unreasonably.

7. Confidentiality. Confidential Information of one Party that is disclosed to or observed by other Parties pursuant to this Agreement will be governed by the provisions of Section 10.3 of the Operating Agreement.

8. Rights upon Termination of an Exhibitor Services Agreement.

8.1 Termination of an Exhibitor Services Agreement for Material Breach. If (i) the Company has a right to terminate an Exhibitor’s Exhibitor Services Agreement with respect to all of the Theatres of such Exhibitor as a result of a material breach of such Exhibitor pursuant to either of subsections 9.02 (a) or (b) of such Exhibitor Services Agreement, and (ii) such material breach is not cured within ninety (90) days after receipt of written notice thereof, and (iii) such termination is not effective until at least ninety (90) days after receipt of such written notice (notwithstanding the Company’s right to terminate earlier pursuant to subsections 10.02 (a) or (b) of the Exhibitor Services Agreement), then, upon such termination, the Company’s license of that Exhibitor’s Original Technology and Developments pursuant to the terms of this Agreement shall automatically convert to a non-exclusive license without the requirement of further action by any Party, and the Exhibitor shall not be permitted to use Developments of the Company or the other Exhibitor’s Original Technology and Developments, provided however, that nothing herein shall restrict the Exhibitor’s rights with respect to such Exhibitor’s Original Technology and Developments, including Technology that it jointly owns.

8.2 In-Theatre DCS Software. Notwithstanding anything herein to the contrary, upon any termination as provided in this Article 8, the Company shall have no right or obligation to provide to AMC or Cinemark, and AMC and Cinemark shall not receive access or any rights to, any Source Code for the In-Theatre DCS Software, or any Developments consisting of Source Code for improvements to the In-Theatre DCS Software.

9. Ownership.

9.1 Original Technology. Except for the rights expressly granted to Company under this Agreement, each Exhibitor will retain all right, title and interest in and to the Original Technology of that Exhibitor, including all worldwide Technology and intellectual property and proprietary rights therein and related thereto.

9.2 Exhibitor Developments. Except for the rights expressly granted under this Agreement, each Exhibitor will retain all right, title and interest in and to any Developments authored, conceived of and reduced to practice, or otherwise developed solely by that Exhibitor, including all worldwide Technology and intellectual property and proprietary rights therein and related thereto, and such Developments shall be made available to the Company pursuant to the license set forth in Section 3.2 hereof.

9.3 Company Developments. Except for the rights expressly granted under this Agreement, Company will retain all right, title and interest in and to any Developments authored, conceived of and reduced to practice, or otherwise developed either solely by Company or by Company in connection or collaboration with any Exhibitors, including all worldwide Technology and intellectual property and proprietary rights therein and related thereto, and such Developments shall be made available to the Exhibitors pursuant to the license set forth in Section 3.1 hereof. Each Exhibitor hereby irrevocably assigns to Company all right, title and interest in and to all Developments authored, conceived of and reduced to practice, or otherwise developed in whole or in part in connection or collaboration with Company, including all worldwide intellectual property and proprietary rights therein and related thereto. If any Exhibitor has any rights that cannot be so assigned to Company, the Exhibitor hereby grants to Company an exclusive, irrevocable, perpetual, worldwide, fully paid license, with right to sublicense through multiple tiers of sub-licenses, to such rights, and if an Exhibitor has any rights that cannot be so assigned or licensed, the Exhibitor hereby irrevocably waives the enforcement of such rights against Company.

9.4 Other Joint Developments. The Parties do not contemplate the development of any new Technology not related to the Original Technology under this Agreement. To the extent not addressed in the Operating Agreement, an Exhibitor Services Agreement, a Digital Cinema Agreement, or any other agreement existing between the Parties, the Parties contemplate that the ownership of any such new Technology not related to the Original Technology developed under this Agreement will be determined in accordance with a separate written agreement relating to the development of that Technology, provided that if no such separate agreement is signed between the Parties, the ownership of any such Technology will be determined in accordance with applicable intellectual property laws. In the event that Parties who jointly own Technology agree to file a patent application or copyright registration in connection therewith, each such Party will be responsible for an equal share of the costs associated with such filing. Such Parties will agree on which Party shall be responsible for filing and maintaining the resulting intellectual property rights. If all Parties who jointly own the Technology in question are not able to agree on whether to file the application or registration, the other applicable Parties may proceed, and the non-proceeding Party will cooperate as reasonably requested in connection therewith at the expense of the Party or Parties that are proceeding with the application or registration, and the Parties who are proceeding will own any resulting patent or copyright. If the Parties who jointly own Technology determine that a third party may be infringing upon any of that Technology, they shall notify the other Parties and shall discuss the possibility of acting together to halt such infringement. If the parties cannot agree within three months of such notice to take any action to halt such infringement, then the Party or Parties who are interested in acting may take independent action without the participation of the other Party. In such case, the non-acting Parties will provide all reasonable assistance requested by the acting Party in halting the infringement, including, for example, becoming a party to any litigation action if such is required for the action to proceed. The proceeding Parties shall share equally in any financial return from such action without an obligation to share with the non-participating Party.

10. General Terms.

10.1 Entire Agreement and Amendment. This Agreement supersedes all prior agreements, oral and written, between the parties with respect to its subject matter, and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

10.2 Waiver; Remedies. The waiver or failure of a Party to exercise in any respect any right provided hereunder shall not be deemed a waiver of such right in the future or a waiver of any other rights established under this Agreement. All remedies available to any Party hereto for breach of this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

10.3 Assignment. No Party may assign or transfer, by operation of law or otherwise, any of its rights or obligations under this Agreement to any third party without all other Parties’ prior written consent. Any Party may fulfill its obligations hereunder by using third-party vendors or subcontractors; provided, however, that such Party shall remain fully and primarily responsible to ensure that such obligations are satisfied. A Permitted Transfer (as defined in the Exhibitor Services Agreement) shall not be deemed an assignment or transfer for purposes of this Agreement, provided, however, any Permitted Transfer by assignment to an Affiliate of an Exhibitor shall be (i) conditioned upon (A) the transferee entering into an Assignment and Assumption, (B) the Exhibitor agreeing in writing to remain bound by the obligations under this Agreement, and (ii) effective only so long as the Affiliate remains an Affiliate of transferee. Any attempted assignment in violation of this Section shall be void. Each Exhibitor acknowledges and agrees that in the event of the sale of all or substantially all of its assets, the failure to include (by operation of law or otherwise) the assignment of its interest in this Agreement in respect of such assets as part of the sale shall constitute a material breach of this Agreement.

Notwithstanding the foregoing, this Agreement shall not be assignable by a Party unless the assignee expressly assumes in writing all of the obligations of the assignor hereunder. Any attempted assignment in violation of this section shall be void.

10.4 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.5 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.

10.6 Governing Law, Dispute Resolution. Any dispute arising under this Agreement shall be subject to the provisions of Section 10.10 of the Operating Agreement with respect to governing law and dispute resolution, which provisions are hereby fully incorporated herein and made a part hereof; provided, however, that the Parties further agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement and is hereby disclaimed by the Parties.

10.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

10.8 Independent Contractors. Each of Regal, AMC and Cinemark shall act solely as an independent contractor, and nothing herein shall at any time be construed to create the relationship of employer and employee, partnership, principal and agent, broker or finder, or joint venturers as among Regal, AMC, Cinemark and the Company. No party shall have any right or authority, and shall not attempt, to enter into any contract, commitment or agreement or incur any debt or liability of any nature, in the name of or on behalf of any other party.

10.9 Bankruptcy. The Parties acknowledge and agree that the license rights granted in this Agreement are intended to survive the insolvency or bankruptcy of the licensor, and that this Agreement shall be deemed to be, for purposes of the United States Bankruptcy Code, a license to “intellectual property” as such term is used in Sections 365(n) and 101(35A) thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized as of the date first above written.

NATIONAL CINEMEDIA, LLC

By:

Name: Kurt C. Hall
Title: Chief Executive Officer

REGAL CINEMEDIA CORPORATION

By:

Name:
Title:

AMERICAN MULTI-CINEMA, INC.

By:

Name:
Title:

CINEMARK USA, INC.

By:

Name:
Title: